EXHIBIT 21.1

LIST OF SUBSIDIARIES

First Tier Subsidiary:

Alliance Resource Operating Partners, L.P. (“AROP”) (98.9899% limited partner interest)

Second Tier Subsidiary:

Alliance Coal, LLC (“Alliance Coal”) (AROP holds a 99.999% non-managing membership interest)

Alliance Resource Properties, LLC (AROP holds a 100% membership interest)

Third Tier Subsidiaries:	(Alliance Coal holds a 100% membership interest in (or holds 100% of the outstanding capital stock of) each of the third-tier subsidiaries)

Alliance Design Group, LLC

Alliance Land, LLC

Alliance Properties, LLC

Alliance Service, Inc.

ARP Sebree, LLC

Backbone Mountain, LLC

Excel Mining, LLC

Gibson County Coal, LLC

Gibson County Coal (South), LLC

Hopkins County Coal, LLC

MC Mining, LLC

Mettiki Coal, LLC

Mettiki Coal (WV), LLC

Mt. Vernon Transfer Terminal, LLC

Penn Ridge Coal, LLC

Pontiki Coal, LLC

River View Coal, LLC

Sebree Mining, LLC

Tunnel Ridge, LLC

Warrior Coal, LLC

Webster County Coal, LLC

White County Coal, LLC

Fourth Tier Subsidiaries:

Matrix Design Group, LLC (Alliance Services, Inc. holds a 100% interest)

EXHIBIT 21.1

All of the above entities are formed or incorporated, as the case may be, under the laws of the State of Delaware.